UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 15, 2016

Bellerophon Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36845	47-3116175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

184 Liberty Corner Road, Suite 302 Warren, New Jersey	07059
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 574-4770

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 15, 2016, at the 2016 Annual Meeting of Stockholders (the "Annual Meeting") of Bellerophon Therapeutics, Inc. (the "Company"), the stockholders approved the two proposals listed below. The final results for the votes regarding each proposal are set forth in the following tables.

(a) Election of Directors. The Company's stockholders elected the following nominees to serve on the Company's board of directors for a three-year term until the Company's 2019 annual meeting of stockholders and until his or her successor is duly elected and qualified, based on the following votes:

Name	Votes For	Votes Withheld	Broker Non-Votes
Jens Luehring	9,869,290	269,846	1,279,917
Daniel Tasse	9,850,880	288,256	1,279,917
Mary Ann Cloyd	10,114,970	24,166	1,279,917

(b) Ratification of the Appointment of KPMG LLP as the Independent Registered Public Accountants of the Company for the Fiscal Year Ending December 31, 2016: The Company's stockholders approved the proposal based on the following votes:

Votes For	Votes Against	Abstentions
11,345,045	74,004	4

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELLEROPHON THERAPEUTICS, INC.

Date: June 17, 2016	By:	/s/ Fabian Tenenbaum
Fabian Tenenbaum Chief Financial Officer and Chief Business Officer